EXHIBIT 4.v

INCREMENTAL AMENDMENT NO. 3, dated as of February 22, 2016 (this “Incremental Amendment No. 3”), among CROWN AMERICAS LLC, a Pennsylvania limited liability company (“U.S. Borrower”), DEUTSCHE BANK AG NEW YORK BRANCH, as administrative agent for the Term A Lenders (as defined in the Credit Agreement (as defined below)) (in such capacity, the “Agent”), and the undersigned 2016 Additional Term A Lenders (as defined below), to that certain Credit Agreement, dated as of December 19, 2013, as amended by that certain First Amendment to Credit Agreement, dated as of September 17, 2014, as amended by that certain Incremental Amendment No. 1, dated as of October 16, 2014 and as further amended by that certain Incremental Amendment No. 2, dated as October 24, 2014 (as further amended, supplemented, amended and restated or otherwise modified from time to time, the “Credit Agreement”). All capitalized terms used and not otherwise defined herein shall have the same meanings as set forth in the Credit Agreement.
WHEREAS, the U.S. Borrower has hereby notified the Agent that it is requesting Additional Term A Loans pursuant to Section 2.9(a) of the Credit Agreement;

WHEREAS, pursuant to Section 2.9 of the Credit Agreement, the U.S. Borrower
may establish an Additional Facility (the “2016 Additional Term A Facility”); and the lenders thereunder (the “2016 Additional Term A Lenders”) shall provide Additional Term A Loans (the “2016 Additional Term A Loans”) by, among other things, entering into one or more amendments pursuant to the terms and conditions of the Credit Agreement with each 2016 Additional Term A Lender agreeing to provide such 2016 Additional Term A Loans;

WHEREAS, the U.S. Borrower has requested the borrowing of $300,000,000 of 2016 Additional Term A Loans (the “Increase”), together with cash on hand and/or borrowings under the revolving facility under the Credit Agreement, the proceeds of which shall be used solely to (i) redeem a portion of the outstanding 6¼% Senior Notes due 2021 (the “2021 Notes”) issued by the U.S. Borrower and Crown Americas Capital Corp. III and (ii) pay costs and expenses related to the foregoing and the 2016 Additional Term A Loans (collectively, the “Amendment Transactions”); and

WHEREAS, each 2016 Additional Term A Lender has agreed to make the amount of 2016 Additional Term A Loans set forth opposite such 2016 Additional Term A Lender’s name in Schedule I on the terms set forth herein.
NOW, THEREFORE, in consideration of the premises and covenants contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound hereby, agree as follows:
Section 1.    Incremental Amendment No. 3. Subject to the terms and conditions set forth herein:
(a)each 2016 Additional Term A Lender agrees (i) that it shall be considered a Lender for all purposes under the Loan Documents and agrees to be bound by the terms thereof and (ii) to make 2016 Additional Term A Loans to the U.S. Borrower in an aggregate amount not to exceed the amount set forth opposite such 2016 Additional Term A Lender’s name in Schedule I. The 2016 Additional Term A Loans will be an increase in the Term A Loans outstanding prior to the date hereof (the “Existing Term A Loans”).  The terms and provisions (including, without limitation, as to interest, maturity, premiums and repayments) of the 2016 Additional Term A Loans shall be identical to the Existing Term A Loans and will constitute Term A Loans for all purposes under the Credit

Agreement (including, without limitation, for purposes of the definition of “Scheduled Term Loan A Repayments”). The aggregate amount of the 2016 Additional Term A Loans made under this Incremental Amendment No. 3 shall be $300,000,000. The Borrower shall use the proceeds of the 2016 Additional Term A Loans as set forth in the recitals to this Incremental Amendment No. 3.

(b)The definition of “Scheduled Term Loan A Repayments” in Section 1.1 of the Credit Agreement is hereby amended and restated in its entirety as follows:

“Scheduled Term Loan A Repayments” means, with respect to the principal payments on the Term A Loans for each date set forth below, the amount set forth opposite thereto, as reduced from time to time pursuant to Sections 4.3 and 4.4:

Date	Scheduled Term Loan A Repayment Amount
December 19, 2016	$119,078,947
December 19, 2017	$178,618,421
Term A Loan Maturity Date	$833,552,632

Section 2.    Representations and Warranties. Each Credit Party party hereto represents and warrants to the Agent and the 2016 Additional Term A Lenders as of the Incremental Amendment No. 3 Effective Date that:

(a)    The representations and warranties of the Credit Parties party hereto set forth in the Credit Agreement and the other Loan Documents are true and correct in all material respects, except to the extent such representations and warranties are expressly made as of a specified date in which event such representations and warranties are true and correct in all material respects as of such specified date.

(b)    No Unmatured Event of Default or Event of Default exists.

(c)    (i) Each Credit Party party hereto has the right and power and is duly authorized to execute this Incremental Amendment No. 3 and to perform and observe the provisions of this Incremental Amendment No. 3, (ii) this Incremental Amendment No. 3 has been duly executed and delivered by each Credit Party party hereto and is the legal, valid and binding obligation of such Credit Party, enforceable against such Credit Party in accordance with its terms, subject to applicable bankruptcy, insolvency and similar laws affecting the enforceability of creditors’ rights generally and to general principles of equity, and (iii) the execution, delivery and performance by each Credit Party party hereto of this Incremental Amendment No. 3, does not and will not (A) contravene the terms of any of such Credit Party’s Organic Documents; (B) conflict with or result in any breach or contravention of, or constitute a default under, or result in the creation or imposition of (or the obligation to create or impose) any Lien (other than Liens permitted under Section 8.2 of the Credit Agreement) pursuant to, (1) any Contractual Obligation to which such Credit Party is a party or affecting such Credit Party or the properties of such Credit Party or any of its Subsidiaries or (2) any order, injunction, writ or decree of any Governmental Authority or any arbitral award to which the such Credit Party or its property is subject; or (C) violate any Law, except in each case referred to in clause (B)(1), (B)(2) or (C), to the extent that such contravention or violation could not reasonably be expected to have a Material Adverse Effect.

(d)    Except to the extent the failure to obtain or make the same would not reasonably be expected to have a Material Adverse Effect, no order, consent, approval, license, authorization or validation of, or filing, recording or registration with (except for (x) those that have otherwise been obtained or made on or prior to the Incremental Amendment No. 3 Effective Date and which remain in full force and effect on the Incremental Amendment No. 3 Effective Date and (y) filings which are necessary to perfect the security interests created under the Security Documents), or exemption by, any governmental or public body or authority, or any subdivision thereof, is required to be obtained or made by, or on behalf of, any Credit Party party hereto to authorize, or is required to be obtained or made by, or on behalf of, any Credit Party party hereto in connection with, the execution, delivery and performance of this Incremental Amendment No. 3.

(e)    On January 29, 2016, the U.S. Borrower and Crown Americas Capital Corp. III delivered an irrevocable notice of redemption to the holders of the 2021 Notes pursuant to the terms of the indenture governing the 2021 Notes (the “2021 Notes Indenture”), conditioned upon the receipt of the gross proceeds from the Increase, pursuant to which the 2021 Notes shall be satisfied and discharged on February 28, 2016.

Section 3.    Conditions to Effectiveness.

(a)    The effectiveness of this Incremental Amendment No. 3 and the obligation of each 2016 Additional Term A Lenders to make its 2016 Additional Term A Loans hereunder shall be subject to the satisfaction of the following conditions precedent (the date upon which this Incremental Amendment No. 3 becomes effective, the “Incremental Amendment No. 3 Effective Date”):

(i)Execution.  The Agent shall have received executed signature pages hereto from each 2016 Additional Term A Lender, the U.S. Borrower and each Credit Party party hereto.

(ii)Certain Documents. The Agent shall have received each of the following, each dated the Incremental Amendment No. 3 Effective Date unless otherwise indicated or agreed to by the Agent and each in form and substance reasonably satisfactory to the Agent:

(1)a certificate of the secretary or assistant secretary (or, if no secretary or assistant secretary exists, a Responsible Officer or, if customary in the applicable jurisdiction, any director) of each Credit Party party hereto substantially in the form of Exhibit 5.1(e)(ii) to the Credit Agreement with appropriate insertions, as to the incumbency and signature of the officers of each such Credit Party executing any Loan Document (in customary form and substance) and any certificate or other document or instrument to be delivered pursuant hereto or thereto by or on behalf of such Credit Party, together with evidence of the incumbency of such secretary or assistant secretary (or, if no secretary or assistant secretary exists, such Responsible Officer or director, as applicable), and certifying as true and correct, attached copies of the Certificate of Incorporation, Certificate of Formation or other equivalent document (certified as of recent date by the Secretary of State or other comparable authority where customary in such jurisdiction) and By-Laws (or other Organic Documents of such Credit Party) and the resolutions of such Credit Party and, to the extent required, of the equity holders of such Credit Party, referred to in such certificate and all of the foregoing (including each such Certificate of Incorporation, Certificate of Formation or other equivalent document and By-Laws (or other Organic Documents));

(2)a Compliance Certificate from Crown Holdings pursuant to Section 2.9 of the Credit Agreement for the period of four (4) full Fiscal Quarters ending September 30, 2015 (prepared in good faith and in a manner and using such methodology which is consistent with the most recent financial statements delivered pursuant to Section 7.1 of the Credit Agreement) giving pro forma effect to the Increase (excluding the cash proceeds of the Increase) and evidencing compliance with the covenants set forth in Article IX of the Credit Agreement);

(3)a customary good standing certificate or certificate of status or comparable certificate of each Credit Party party hereto from the Secretary of State (or other governmental authority) of its state, territory or province of organization or such equivalent document issued by any foreign Governmental Authority if applicable in such foreign jurisdiction;

(4)a solvency certificate substantially in the form of Exhibit 5.1(e)(iv) to the Credit Agreement, and signed by the chief financial officer of Crown Holdings confirming the solvency of Crown Holdings and its Subsidiaries, on a consolidated basis after giving effect to the Amendment Transactions;

(5) a favorable opinion of Dechert LLP in form and substance satisfactory to the Agent; and

(6)a certificate executed by a Responsible Officer of the U.S. Borrower, certifying satisfaction of the conditions precedent set forth in Sections 3(a)(iii) and (iv) of this Incremental Amendment No. 3.

(iii)Representations and Warranties. The representations and warranties of the Credit Parties party hereto set forth in Section 2 shall be true and correct in all material respects on and as of the Incremental Amendment No. 3 Effective Date (except to the extent such representations and warranties are expressly made as of a specified date in which event such representations and warranties shall be true and correct in all material respects as of such specified date).

(iv)No Default. No Event of Default or Unmatured Event of Default shall have occurred and shall be continuing on the date hereof or will occur after giving effect to the Increase.

(v)Fees and Expenses Paid. All fees required to be paid on the Incremental Amendment No. 3 Effective Date pursuant to the Engagement and Fee Letter, dated as of January 28, 2016, among Crown Holdings, the U.S. Borrower, the European Borrower and Deutsche Bank Securities Inc., and to the extent invoiced at least three (3) Business Days prior to the Incremental Amendment No. 3 Effective Date (except as otherwise reasonably agreed by the U.S. Borrower), reasonable out-of-pocket expenses shall, upon the borrowing under the 2016 Additional Term A Facility, have been paid (which amounts may be offset against the proceeds of the 2016 Additional Term A Facility).

(vi)Upfront Fees. Each 2016 Additional Term A Lender shall have received an upfront fee equal to 0.25% of the 2016 Additional Term A Loans funded by such 2016 Additional Term A Lender.  The Agent may net such upfront fees against the proceeds of the 2016 Additional Term A Loans to the U.S. Borrower.

(vii)USA Patriot Act. Each of the Additional Term A Lenders shall have received, at least five (5) days prior to the Amendment No. 3 Effective Date (to the extent reasonably requested on a timely basis at least ten (10) days prior to the Amendment No. 3 Effective Date), all documentation and other information required by the applicable Governmental Authorities under applicable “know your customer” and anti-money laundering rules and regulations, including, without limitation, the Patriot Act.

(viii)Notice of Borrowing. Prior to the making of the 2016 Additional Term A Loans on the Incremental Amendment No. 3 Effective Date, the Agent shall have received a Notice of Borrowing meeting the requirements of Section 2.5 of the Credit Agreement.

Section 4.    Extension of Loan. Subject to compliance with Section 3, the 2016 Additional Term A Lenders shall make the Increase available to the U.S. Borrower on the date specified therefor in the related Notice of Borrowing in accordance with instructions provided by the U.S. Borrower to (and reasonably acceptable to) the Agent.

Section 5.    Expenses. U.S. Borrower agrees to reimburse the Agent for its and the Lead Arrangers’ (as defined below) reasonable out-of-pocket expenses incurred by them in connection with this Incremental Amendment No. 3, including the reasonable fees, charges and disbursements of Cahill Gordon & Reindel llp, counsel for the Agent.

Section 6.    Counterparts. This Incremental Amendment No. 3 may be executed in any number of counterparts and by different parties hereto on separate counterparts, each of which when so executed and delivered shall be deemed to be an original, but all of which when taken together shall constitute a single instrument. Delivery of an executed counterpart of a signature page of this Incremental Amendment No. 3 by facsimile transmission or by email in Adobe “.pdf” format shall be effective as delivery of a manually executed counterpart hereof.

Section 7.    Applicable Law. The validity, interpretation and enforcement of this Incremental Amendment No. 3 and any dispute arising out of the relationship between the parties hereto, whether in contract, tort, equity or otherwise, shall be governed by the internal laws of the State of New York but excluding any principles of conflicts of law or other rule of law that would cause the application of the law of any jurisdiction other than the laws of the State of New York.

Section 8.    Headings. The headings of this Incremental Amendment No. 3 are for purposes of reference only and shall not limit or otherwise affect the meaning hereof.

Section 9.    Effect of Incremental Amendment No. 3. Except as expressly set forth herein, this Incremental Amendment No. 3 shall not alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or any other provision of the Credit Agreement or any other Loan Document, all of which are ratified and affirmed in all respects and shall continue in full force and effect. As of the Incremental Amendment No. 3 Effective Date, each reference in the Credit Agreement to “this Agreement,” “hereunder,” “hereof,” “herein,” or words of like import, and each reference in the other Loan Documents to the Credit Agreement (including, without limitation, by means of words like “thereunder,” “thereof” and words of like import), shall mean and be a reference to the Credit Agreement as amended hereby, and this Incremental Amendment No. 3 and the Credit Agreement shall be read together and construed as a single instrument. This Incremental Amendment No. 3 shall constitute a Loan Document.

Section 10.    Acknowledgement and Affirmation. Each of the Borrowers, and each Guarantor hereby (i) expressly acknowledges the terms of the Credit Agreement as amended hereby, (ii) ratifies and affirms after giving effect to this Incremental Amendment No. 3 its obligations under the Loan Documents (including guarantees and security agreements) executed by such Borrower and/or such Guarantor and (iii) after giving effect to this Incremental Amendment No. 3, acknowledges, renews and extends its continued liability under all such Loan Documents and agrees such Loan Documents remain in full force and effect.

Section 11.    Roles. It is agreed that Deutsche Bank Securities Inc. will act as a joint lead arranger and a joint bookrunner for the 2016 Additional Term A Loans (collectively, the “Lead Arrangers”).

Section 12.    Tax Matters. For U.S. federal income tax purposes, from and after the Incremental Amendment No. 3 Effective Date, (i) the U.S. Borrower shall treat the 2016 Additional Term A Loans as a “qualified reopening” (within the meaning of Treasury Regulations Section 1.1275-2(k)) of the Existing Term A Loans, and (ii) the U.S. Borrower and the Agent agree to treat (and the Lenders hereby authorize the Agent to treat) the Term A Loans (including the 2016 Additional Term A Loans) as not qualifying as “grandfathered obligations” within the meaning of Treasury Regulations Section 1.1471-2(b)(2)(i) for purposes of the Foreign Account Tax Compliance Act (FATCA).

[signature pages follow]

IN WITNESS WHEREOF, the parties hereto have caused this Incremental Amendment No. 3 to be duly executed as of the date first above written.

CROWN AMERICAS LLC

By:	/s/ Kevin Clothier
Name: Kevin Clothier
Title: Vice President & Treasurer

CROWN HOLDINGS, INC.

By:	/s/ Kevin Clothier
Name: Kevin Clothier
Title: Vice President & Treasurer

CROWN INTERNATIONAL HOLDINGS, INC.

By:	/s/ Kevin Clothier
Name: Kevin Clothier
Title: Vice President & Treasurer

CROWN CORK & SEAL COMPANY, INC.

By:	/s/ Kevin Clothier
Name: Kevin Clothier
Title: Vice President & Treasurer

Incremental Amendment No. 3

CROWN BEVERAGE PACKAGING, LLC
CROWN CONSULTANTS, INC.
CROWN CORK & SEAL COMPANY (DE), LLC
CROWN CORK & SEAL USA, INC.
CROWN PACKAGING TECHNOLOGY, INC.
CROWN BEVERAGE PACKAGING PUERTO RICO, INC.
CROWN FINANCIAL CORPORATION
FOREIGN MANUFACTURERS FINANCE CORPORATION
NWR, INC.
CR USA, INC.
CROWN AMERICAS CAPITAL CORP.
CROWN AMERICAS CAPITAL CORP. II
CROWN AMERICAS CAPITAL CORP. III
CROWN AMERICAS CAPITAL CORP. IV

By:	/s/ Kevin Clothier
Name: Kevin Clothier
Title: Vice President & Treasurer
or Assistant Treasurer, as applicable

Incremental Amendment No. 3

DEUTSCHE BANK AG NEW YORK BRANCH, as Agent

By:	/s/ Peter Cucciara
Name: Peter Cucchiara
Title: Vice President

By:	/s/ Dusan Lazarov
Name: Dusan Lazarov
Title: Director

Incremental Amendment No. 3

BANCO DE SABADELLA S.A., MIAMI BRANCH
as a Lender

By:	/s/ Enrique Castillo
Name: Enrique Castillo
Title: Director Structured Finance

Incremental Amendment No. 3

BANK HAPOALIM B.M., as a Lender

By:	/s/ Helen H. Gateson
Name: Helen H. Gateson
Title: Vice President

By:	/s/ Lewroy Hackett
Name: Lewroy Hackett
Title: SVP

Incremental Amendment No. 3

BANK OF AMERICA, N.A., as a Lender

By:	/s/ Mike Delaney
Name: Mike Delany
Title: Director

Incremental Amendment No. 3

The Governor and Company of the Bank of Ireland, as a Lender

By:	/s/ Cora Phelan
Name: Cora Phelan
Title: Senior Manager

By:	/s/ Conor Linehan
Name: Conor Linehan
Title: Associate Director

Incremental Amendment No. 3

BMO HARRIS BANK N.A. as a Lender

By:	/s/ Joshua Hovermale
Name: Joshua Hovermale
Title: Vice President

Incremental Amendment No. 3

THE BANK OF TOKYO-MITSUBISHI UFJ, LTD.
as a Lender

By:	/s/ Mustafa Khan
Name: Mustafa Khan
Title: Director

Incremental Amendment No. 3

CAPITAL ONE, NATIONAL ASSOCIATION
as a Lender

By:	/s/ Jeffrey W. Martorana
Name: Jeffrey W. Martorana
Title: Senior Vice President

Incremental Amendment No. 3

Canadian Imperial Bank of Commerce, New York
as a Lender

By:	/s/ Rhema Asaam
Name: Rhema Asaam
Title: Authorized Signatory

By:	/s/ Andrew R. Campbell
Name: Andrew R. Campbell
Title: Authorized Signatory

Incremental Amendment No. 3

CITIBANK, N.A., as a Lender

By:	/s/ Brian Reed
Name: Brian Reed
Title: Vice President

Incremental Amendment No. 3

Crédit Agricole Corporate and Investment Bank
as a Lender

By:	/s/ Brad Matthews
Name: Brad Matthews
Title: Director

By:	/s/ Gordon Yip
Name: Gordon Yip
Title: Director

Incremental Amendment No. 3

CRÉDIT INDUSTRIEL ET COMMERCIAL, as a Lender
as a Lender

By:	/s/ Clifford Abramsky
Name: Clifford Abramsky
Title: Managing Director

By:	/s/ Marcus Edward
Name: Marcus Edward
Title: Managing Director

Incremental Amendment No. 3

DEUTSCHE BANK AG NEW YORK BRANCH,
as a 2016 Additional Term A Lender

By:	/s/ Peter Cucciara
Name: Peter Cucchiara
Title: Vice President

By:	/s/ Dusan Lazarov
Name: Dusan Lazarov
Title: Director

Incremental Amendment No. 3

EASTERN BANK, as a Lender

By:	/s/ David Nussbaum
Name: David Nussbaum
Title: Senior Vice President

Incremental Amendment No. 3

HSBC BANK USA, N.A., as a Lender

By:	/s/ Chris Burns
Name: Chris Burns
Title: Vice President

Incremental Amendment No. 3

ING (IRELAND) DAC, as a Lender

By:	/s/ Sean Hassett
Name: Sean Hassett
Title: Director

By:	/s/ Padraig Matthews
Name: Padraig Matthews
Title: Vice President

Incremental Amendment No. 3

INTESA SANPAOLO S.P.A., NEW YORK BRANCH
as a Lender

By:	/s/ Manuela Insana
Name: Manuela Insana
Title: VP & Relationship Manager

By:	/s/ Francesco Di Mario
Name: Francesco Di Mario
Title: FVP & Head of Credit

Incremental Amendment No. 3

PNC BANK, NATIONAL ASSOCIATION
as a Lender

By:	/s/ Denise DiSimone
Name: Denise DiSimone
Title: Senior Vice President

If a second signature line is required:

By:
Name:
Title:

Incremental Amendment No. 3

BANCO SANTANDER, S.A., as a Lender
(Name of Institution)

By:	/s/ Paloma Garcia Castro
Name: Paloma Garcia Castro
Title: Associate

If a second signature line is required:

By:	/s/ Federico Robin
Name: Federico Robin
Title: Executive Director

Incremental Amendment No. 3

STATE BANK OF INDIA, LOS ANGELES AGENCY
as a Lender

By:	/s/ Manoranjan Panda
Name: Manoranjan Panda
Title: VP & Head (Syndications)

Incremental Amendment No. 3

SUMITOMO MITSUI BANKING CORPORATION
as a Lender

By:	/s/ Katsuyuki Kubo
Name: Katsuyuki Kubo
Title: Managing Director

Incremental Amendment No. 3

SUNTRUST BANK, as a Lender

By:	/s/ Johnetta Bush
Name: Johnetta Bush
Title: Vice President

Incremental Amendment No. 3

SCHEDULE I

2016 ADDITIONAL TERM A LOAN ALLOCATIONS

2016 Additional Term A Lender	2016 Additional Term A Loans (in millions of dollars)
Banco de Sabadell S.A., Miami Branch	4.00
Bank Hapoalim B.M.	2.00
Bank of America, N.A.	10.00
The Governor and Company of the Bank of Ireland	10.00
BMO Harris Bank N.A.	10.00
The Bank of Tokyo-Mitsubishi UFJ, Ltd.	10.00
Capital One, National Association	20.00
Canadian Imperial Bank of Commerce, New York Branch	10.00
Citibank, N.A.	10.00
Crédit Agricole Corporate and Investment Bank	7.50
Crédit Industriel et Commercial	2.00
Deutsche Bank AG New York Branch	113.00
Eastern Bank	2.00
HSBC Bank USA, N.A.	7.50
ING (Ireland) DAC	10.00
Intesa Sanpaolo S.P.A., New York Branch	17.00
PNC Bank, National Association	7.50
Banco Santander, S.A.	10.00
State Bank of India, Los Angeles Agency	10.00
Sumitomo Mitsui Banking Corporation	7.50
Suntrust Bank	20.00
Total	300.0